UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 27, 2014

LIBERTY TRIPADVISOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36603	46-3337365
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 27, 2014 at 5:00 p.m., New York City time (the “Effective Time”), Liberty Interactive Corporation (“Liberty”) completed its previously announced spin-off (the “Spin-Off”) of its former wholly-owned subsidiary Liberty TripAdvisor Holdings, Inc. (the “Company”).

The Spin-Off was accomplished by the distribution (the “Distribution”) by Liberty of a dividend of (i) one share of the Company’s Series A common stock for each outstanding share of Liberty’s Series A Liberty Ventures common stock as of 5:00 p.m., New York City time, on August 21, 2014 (such date and time, the “Record Date”) and (ii) one share of the Company’s Series B common stock for each outstanding share of Liberty’s Series B Liberty Ventures common stock as of the Record Date.  As a result of the Spin-Off, the Company is an independent, publicly traded company and its assets and liabilities consist of its 22% economic and 57% voting interest in TripAdvisor, Inc., its 100% ownership interest in BuySeasons, Inc., corporate level cash and cash equivalents of approximately $50 million and approximately $400 million indebtedness.  Prior to the Spin-Off, the Company distributed $350 million in cash to Liberty (the source of which was proceeds from the Company’s $400 million margin loan).

 Several agreements were entered into in connection with the Spin-Off (the “Spin-Off Agreements”):

•

a Reorganization Agreement, dated as of August 15, 2014, by and between Liberty and the Company, which provides for, among other things, the principal corporate transactions required to effect the Spin-Off, certain conditions to the Spin-Off and provisions governing the relationship between the Company and Liberty with respect to and resulting from the Spin-Off;

•

a Tax Sharing Agreement, dated as of August 27, 2014, between Liberty and the Company, which governs the allocation of taxes, tax benefits, tax items and tax-related losses between Liberty and the Company;

•

a Services Agreement, dated as of August 27, 2014, by and between Liberty Media Corporation (“Liberty Media”) and the Company, which governs the provision by Liberty Media to the Company of specified services and benefits following the Spin-Off;

•

a Facilities Sharing Agreement, dated as of August 27, 2014, by and among the Company, Liberty Media and Liberty Property Holdings, Inc. (a subsidiary of Liberty Media), pursuant to which the Company shares office facilities with Liberty Media; and

•

three Aircraft Time Sharing Agreements, each dated as of August 27, 2014, by and between Liberty Media or two of its wholly-owned subsidiaries and the Company, which govern the lease for each of three aircraft owned by Liberty Media or in which a wholly-owned subsidiary of Liberty Media owns a fractional interest from Liberty Media to the Company and the provision of fully qualified flight crew for all operations on a periodic, non-exclusive time sharing basis.

The section of the prospectus (the “Prospectus”) forming a part of Amendment No. 4 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on August 11, 2014 (File No. 001-195705), entitled “Certain Relationships and Related Party Transactions—Relationships Between TripCo and Liberty and/or  Liberty Media,” which describes the material terms of the Spin-Off Agreements, is incorporated herein by reference. These descriptions are qualified in their entirety by reference to the full text of the Spin-Off Agreements, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, and 10.4 and 10.5, respectively, to this Current Report on Form 8-K.

Item 3.03.  Material Modification to Rights of Securities Holders

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 27, 2014, the Company filed its Restated Certificate of Incorporation (the “Restated Charter”) with the Delaware Secretary of State, which was effective upon filing.  The Restated Charter provided for the reclassification of the Company’s former Common Stock, par value $0.01 per share, into the Company’s Series A common stock and Series B common stock  (along with the Company’s Series C common stock, the “Company Common Stock”).  The Restated Charter sets forth the terms of the Company Common Stock and describes the rights of holders of the Company Common Stock.  The Series A common stock and Series B common stock began trading on a when-issued basis on August 27, 2014 under the temporary symbols “LTPAV” and “LTPBV” and began trading in the regular way under the permanent symbols “LTRPA” and “LTRPB” on August 28, 2014.

Also on August 27, 2014, effective as of the Effective Time, the Company restated its bylaws (the “Bylaws”) to read as filed as Exhibit 3.3 this Current Report on Form 8-K.

The sections of the Prospectus entitled “Authorized Capital Stock”, “Our Common Stock”, “Our Preferred Stock” and “Other Provisions of our Certificate of Incorporation and Bylaws,” which describe certain provisions of the Restated Charter and Bylaws, are incorporated herein by reference. These descriptions are qualified in their entirety by reference to the full text of the Restated Charter and the Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Richard N. Baer from the Board of Directors

In connection with the closing of the Spin-Off, Richard N. Baer resigned from the Company’s board of directors, effective immediately prior to the Effective Time.  Mr.  Baer remains Senior Vice President and General Counsel of the Company.

Appointment  of New Directors

At the Effective Time, the size of the Company’s board of directors was increased to seven directors, and to fill the vacancies and newly created directorships resulting from the resignation described above and the expansion of the board of directors, John C. Malone, Michael J. Malone, Chris Mueller, Larry E. Romrell, Albert E. Rosenthaler and J. David Wargo were appointed to the board of directors of the Company. Following the appointments, the Company has a total of seven directors and John C. Malone serves as Chairman of the board of directors of the Company.  The directors of the Company will serve for an initial one-year term, and commencing with the election of directors at the 2015 annual meeting of the Company’s stockholders, the members of the Company’s board of directors (other than any directors who may be elected by holders of any then-outstanding preferred stock) will be divided into three classes. Mr. John C. Malone, Mr. Maffei and Mr. Rosenthaler will serve as members of the Executive Committee of the board of directors of the Company.  Mr. Michael J. Malone, Mr. Mueller and Mr. Wargo will serve as members of the Audit Committee of the board of directors of the Company.    Mr. Michael J. Malone, Mr. Romrell and Mr. Wargo will serve as members of the Compensation Committee of the board of directors of the Company.  The members of the Nominating and Corporate Governance Committee, as well as the chairmen of the foregoing committees (other than the Executive Committee, which will not have a chair), will be appointed at the first meeting of the board of directors following the Spin-Off.

Officers of the Company

In connection with the Spin-Off, the individuals listed below, who served as the executive officers of Liberty prior to the Spin-Off, were elected and appointed to serve as executive officers of the Company.

Name	Positions
Gregory B. Maffei Age: 52

Chief Executive Officer, President and a director of the Company.

Professional Background: Mr. Maffei has served as the Chief Executive Officer and President of Liberty since February 2006. He also served as Liberty's CEO-Elect from November 2005 through February 2006. Mr. Maffei has also served as the Chief Executive Officer and President of Liberty Media (including its predecessor) since May 2007. Prior thereto, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation, Chairman, President and Chief Executive Officer of 360networks Corporation, and Chief Financial Officer of Microsoft Corporation.

Richard N. Baer Age: 55

Senior Vice President and the General Counsel of the Company.

Professional Background:    Mr. Baer has served as Senior Vice President and the General Counsel of Liberty and Liberty Media since January 2013. He previously served as Executive Vice President and Chief Legal Officer of UnitedHealth Group Incorporated from May 2011 to December 2012, as Executive Vice President and General Counsel of Qwest Communications International Inc. from December 2002 to April 2011 and as Chief Administrative Officer from August 2008 to April 2011.

Albert E. Rosenthaler Age: 54

Senior Vice President and a director of the Company.

Professional Background:    Mr. Rosenthaler has served as a Senior Vice President of Liberty Media since May 2007 and a Senior Vice President of Liberty since April 2002.

Christopher W. Shean Age: 49

Senior Vice President and Chief Financial Officer of the Company.

Professional Background:    Mr. Shean has served as Senior Vice President of Liberty Media since May 2007 and the Chief Financial Officer since November 2011. He previously served as Controller of Liberty Media (including its predecessor) from May 2007 to October 2011. He previously served as Vice President of Liberty from October 2000 to January 2002, a Senior Vice President of Liberty since January 2002, the Controller of Liberty from October 2000 to October 2011, and has served as the Chief Financial Officer of Liberty since November 2011.

Item 8.01.  Other Events

On August 27, 2014,  Liberty issued a press release (the “Press Release”) announcing the completion of the Spin-Off. The full text of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits

(b) The information required to be filed pursuant to Items 2.01 and 9.01 pursuant to Article 11 of Regulation S-X is incorporated by reference to the section of the Prospectus entitled “Pro Forma Financial Information” and the sections of the Financial Statements included in the Prospectus entitled “Liberty TripAdvisor Holdings, Inc. Historical Combined Financial Statements, Years ended December 31, 2013, 2012 and 2011” and “Liberty TripAdvisor Holdings, Inc. Historical Condensed Combined Financial Statements (unaudited), Three months ended March 31, 2014 and 2013.”

(d)  Exhibits

Exhibit No.	Name

2.1

Reorganization Agreement, dated as of August 15, 2014, between Liberty Interactive Corporation and Liberty TripAdvisor Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Liberty Interactive Corporation’s Current Report on Form 8-K filed on September 3, 2014 (File No. 001-33982) (the “Liberty 8-K”)).

3.1	Restated Certificate of Incorporation of Liberty TripAdvisor Holdings, Inc.
3.2	Bylaws of Liberty TripAdvisor Holdings, Inc.
10.1	Tax Sharing Agreement, dated as of August 27, 2014, between Liberty Interactive Corporation and Liberty TripAdvisor Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Liberty 8-K).
10.2	Services Agreement, dated as of August 27, 2014, by and between Liberty Media Corporation and Liberty TripAdvisor Holdings, Inc.
10.3	Facilities Sharing Agreement, dated as of August 27, 2014, by and among Liberty TripAdvisor Holdings, Inc., Liberty Media Corporation and Liberty Property Holdings, Inc.
10.4	Aircraft Time Sharing Agreements, dated as of August 27, 2014, by and between Liberty Media Corporation and Liberty TripAdvisor Holdings, Inc.
10.5	Aircraft Time Sharing Agreement, dated as of August 27, 2014, by and among Liberty Citation, Inc., Liberty Denver Arena, LLC and Liberty TripAdvisor Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2014

LIBERTY TRIPADVISOR HOLDINGS, INC.

By:  /s/ Wade Haufschild

Name: Wade Haufschild

Title:  Vice President

EXHIBIT INDEX

Exhibit No.	Name

2.1

Reorganization Agreement, dated as of August 15, 2014, between Liberty Interactive Corporation and Liberty TripAdvisor Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Liberty Interactive Corporation’s Current Report on Form 8-K filed on September 3, 2014 (File No. 001-33982) (the “Liberty 8-K”)).

3.1	Restated Certificate of Incorporation of Liberty TripAdvisor Holdings, Inc.
3.2	Bylaws of Liberty TripAdvisor Holdings, Inc.
10.1	Tax Sharing Agreement, dated as of August 27, 2014, between Liberty Interactive Corporation and Liberty TripAdvisor Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Liberty 8-K).
10.2	Services Agreement, dated as of August 27, 2014, by and between Liberty Media Corporation and Liberty TripAdvisor Holdings, Inc.
10.3	Facilities Sharing Agreement, dated as of August 27, 2014, by and among Liberty TripAdvisor Holdings, Inc., Liberty Media Corporation and Liberty Property Holdings, Inc.
10.4	Aircraft Time Sharing Agreements, dated as of August 27, 2014, by and between Liberty Media Corporation and Liberty TripAdvisor Holdings, Inc.
10.5	Aircraft Time Sharing Agreement, dated as of August 27, 2014, by and among Liberty Citation, Inc., Liberty Denver Arena, LLC and Liberty TripAdvisor Holdings, Inc.